EXHIBIT 10.4
TURNOVER AND SURRENDER AGREEMENT
NewSight Corporation
2 Park Avenue, 18th Floor
New York, NY 10016
Attention: Robert Stewart
Ladies and Gentlemen:
     Please refer to that certain
     (a) Secured Promissory Note (the “Note”) dated as of October 8, 2007 from NewSight Corporation (“NewSight”) to Wireless Ronin Technologies, Inc. (“WRT”); and
     (b) Security Agreement (the “Security Agreement”) executed between NewSight and WRT on or about October 11, 2007.
     Terms not otherwise defined in this letter shall be defined in accordance with the Note or Security Agreement, as appropriate. As used herein, the term:
     (c) “Collateral” shall mean the Collateral (other than any Released Collateral) described and defined in the Security Agreement, as set forth on Exhibit A attached hereto and incorporated herein by reference; it being expressly understood and agreed that, for the avoidance of doubt, the Collateral does not include any of the Excluded Collateral;
     (d) “Excluded Collateral” shall mean (i) any of NewSight’s (or any of its subsidiaries’) intellectual property, including but not limited to, inventions, patents, patent applications, copyrights, technology (including the autostereoscopic 3D technology), trademarks, service marks, trade dress and know-how, (ii) any assets of NewSight (or any of its subsidiaries) not constituting Collateral and (iii) any proceeds arising from (i) or (ii) of this paragraph (d);
     (e) “Meijer” shall mean Meijer, Inc.;
     (f) “Meijer Network” shall mean the digital monitor and signage display network operated with the Collateral at the premises owned or leased by Meijer;
     (g) “Released Collateral” shall mean any security interest, lien, claim or encumbrance on the equipment constituting Collateral that is presently installed at the stores operated by CBL Associates at the Ashville Mall in Ashville, North Carolina, and the Fashion Mall in Saginaw, Michigan.
     (h) “Secured Obligations” means the obligations secured by the Security Agreement.
     You have advised us that Meijer has terminated their business relationship regarding the Meijer Network owned and operated by NewSight on Meijer locations. By reason of such fact, you have agreed that WRT may take possession and control of the Collateral and related Meijer Network in satisfaction of the indebtedness secured by the Security Agreement.
In consideration of the premises, NewSight and WRT agree as follows:
First: Representations of NewSight
By signing below, NewSight hereby represents and agrees as follows:
     (a) The amount of all of the outstanding Secured Obligations is $2,761,608 (the “Aggregate Indebtedness”), which Aggregate Indebtedness includes the current principal balance of the Note, accrued interest on the Note through the date hereof, and all accrued warehousing fees and expenses and network operating and maintenance expenses, all of which amounts are due and payable by NewSight, in full, in accordance with the Note and Security Agreement and the documents referred to therein, as amended, without offset, deduction, counterclaim or defense of any kind whatsoever.

     (b) WRT holds a valid, binding and fully perfected first lien and security interest in and to the Collateral, subject only to the subordinate interest of affiliated funds of Prentice Capital Management, LP. All prior UCC-1 financing statements in respect to the Collateral or any part thereof are of no further force and effect (except for the subordinate interest of Prentice Capital Management, LP, which has consented to the transactions contemplated under this letter).
     (c) All Collateral is presently located in the locations previously disclosed by NewSight to WRT and such Collateral has not and shall not be removed by NewSight from such locations without the prior written consent of WRT. NewSight hereby grants WRT an irrevocable license and consent to enter into any properties licensed to or leased by NewSight for the purpose of taking possession and control of the Collateral, all without obligation or liability to WRT. Without limiting the generality of the foregoing, NewSight has not and shall not remove any of the Collateral presently used in connection with the Meijer Network from any of the premises owned or leased by Meijer.
     (d) Except to the extent previously disclosed by NewSight in writing, NewSight has not previously sold, disposed of, assigned, leased or licensed any of the Collateral or any rights or interests in respect of the Collateral.
     (e) NewSight has not previously required the use of any Excluded Collateral in the operation of the Meijer Network, and, upon the closing hereunder, WRT will have all property and assets necessary to the operation of the Meijer Network as presently operated.
     (f) NewSight has been represented by legal counsel, or has had adequate opportunity to engage such legal counsel, in connection with the transaction contemplated in this Agreement and, to the extent it has engaged legal counsel, have relied upon such independent counsel with respect to all legal and tax consequences of the transaction contemplated herein. NewSight has not relied for purposes of entering into this Agreement upon any representations and warranties of WRT not expressly set forth in this Agreement.
     (g) There are no known claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character or nature whatsoever, fixed or contingent, which NewSight may have or claim to have against WRT, which might arise out of or be connected with any act of commission or omission of WRT existing or occurring on or prior to the date of this Agreement.
     (h) WRT has paid full and fair consideration for the transfer herein through the release and satisfaction of the Aggregate Indebtedness. This Agreement hereunder has not been entered into with the intent to hinder, delay or defraud any creditor of NewSight.
     (i) NewSight is a corporation duly organized and validly existing under the laws of the State of Delaware. Execution, delivery and performance of this Agreement has been approved by all corporate action of NewSight and this Agreement constitutes the valid, binding and fully enforceable obligation of NewSight, subject only to bankruptcy, insolvency or other similar laws affecting the rights of creditors generally.
     (j) There are no proceedings pending, and, to the knowledge of NewSight, no proceedings have been threatened to void or otherwise interfere with the transactions contemplated hereunder. NewSight has obtained all consents and approvals necessary to the execution, delivery and performance of this letter and such execution, delivery and performance will not violate the terms of any judgment, order, agreement or undertaking binding on NewSight.
Second: Representations of WRT
By signing below, WRT hereby represents and agrees as follows:
     (a) WRT is a corporation duly organized and validly existing under the laws of the State of Minnesota. Execution, delivery and performance of this Agreement has been approved by all corporate action of WRT and this Agreement constitutes the valid, binding and fully enforceable obligation of WRT, subject only to bankruptcy, insolvency or other similar laws affecting the rights of creditors generally.
     (b) There are no proceedings pending, (and, to the knowledge of WRT, no proceedings have been threatened) to void or otherwise interfere with the transactions contemplated hereunder. WRT has obtained all consents and approvals necessary to the execution, delivery and performance of this letter and such execution, delivery and performance will not violate the terms of any judgment, order, agreement or undertaking binding on WRT.

Third: Surrender Of Collateral
     (a) NewSight hereby surrenders, transfers and turns over to WRT the Collateral in full satisfaction of the Aggregate Indebtedness and WRT hereby accepts the Collateral in full satisfaction of the Aggregate Indebtedness. WRT hereby agrees that except for its obligations under this Agreement, NewSight has no further obligations to WRT.
     (b) NewSight hereby represents and agrees that the transfer made hereunder shall represent an absolute transfer and that this letter has not been delivered as additional security for any obligation. NewSight hereby disclaims any further right or interest in the Collateral or the Meijer Network and hereby waives any and all further notices in connection with the Collateral, the Meijer Network or the indebtedness secured by the Collateral, including, without limitation, any notice of any subsequent sale or other disposition of the Collateral and any right to redeem the Collateral. It is the express intention and agreement of the parties that this letter constitute acceptance of the Collateral in full satisfaction of the Aggregate Indebtedness within the meaning of Section 9-620 of Article 9 of the Uniform Commercial Code.
     (c) NewSight further agrees to deliver a bill of sale of the Collateral in substantially the form of Exhibit B attached hereto and such other documents as WRT may request in connection with the transactions contemplated herein, whether before or after the date of this letter.
Fourth: Release of CBL Collateral
     As additional consideration for the covenants and agreements of NewSight set forth in this letter, WRT hereby releases from the lien granted under the Security Agreement the Released Collateral and agrees that it will promptly file an appropriate amendment to its existing UCC-1 Financing Statements to evidence the release set forth in this paragraph 4.
Fifth: Indemnity
     (a) Notwithstanding the release and satisfaction contained herein, NewSight hereby indemnifies and agrees to hold harmless WRT, and all of its parent, subsidiary and affiliate corporations, and all of WRT’s shareholders, agents, officers and directors, from and against any and all claims, damages, losses, liabilities, charges, fines, costs and expenses whatsoever (including attorney’s fees) which WRT may incur or (or which may be claimed against WRT) by reason of or in connection with any claim, demand, action, suit, proceeding (whether civil or criminal, administrative or investigative), controversy or dispute, asserted against or incurred by WRT:
(1)	As a result of a breach of any covenant, representation or warranty of NewSight set forth in this letter; and

(2)	In connection with any matter commenced or asserted against WRT by any creditor, present or former shareholder or trustee of NewSight to the full extent that any such matter may relate to or arise out of the transfer and surrender transactions referred to in this letter, including, without limitation, any proceeding to avoid the transactions described in this letter or to recover from WRT any consideration or transfer to be made to WRT under this letter, including, without limitation, any proceeding commenced against WRT under Sections 547, 548, 544 or 550 of the Bankruptcy Code of 1978 (as amended).
     (b) The terms and conditions of this paragraph 5 shall survive the closing hereunder.
Sixth: Surrender Of Records
NewSight shall deliver to WRT such books, records, documents or other information, together with such additional instruments or documents as WRT may request relating to the Collateral or the transactions contemplated hereunder, it being the intent and agreement of the parties that the transfer herein will constitute a transfer to WRT of all of NewSight’s right, title and interest in and to the Meijer Network (exclusive of any claims and interests that NewSight may have against Meijer or any other third party in respect of such network, including any potential third party purchaser thereof).

Seventh: Meijer Agreement
NewSight and WRT acknowledge and agree that the Digital Signage Agreement by and between WRT and NewSight, effective October 12, 2007 (the “Meijer Agreement”) is canceled and that the parties fully release one another from any rights or obligations accrued pursuant to that agreement.
Eighth: Letter Agreement
The letter agreement dated June 4, 2008, by and between the parties and Prentice Capital Management, L.P. (“Prentice”), is terminated and the parties to that letter agreement fully release one another from any rights or obligations accrued pursuant to that agreement; provided, however, that the parties acknowledge and agree that amounts stated in Exhibit A to that agreement were correct for purposes of determining the total amount owing from NewSight to WRT as of the date of such letter, that none of the amounts payable after the date of that agreement have been paid and that all such unpaid amounts are included within the definition of Aggregate Indebtedness.
Ninth: Non-Assumption
Except as expressly provided herein, WRT has not assumed and shall not be liable for any costs, expenses or other obligations of NewSight. The parties acknowledge and agree that WRT is not now and has not been in control of the business and operations of NewSight.
Tenth: Release
     (a) NewSight acting on behalf of itself, its officers, directors, employees, independent contractors, agents, insurers, heirs, successors, and assigns, does hereby release, acquit, forever discharge WRT and its affiliates and owners, and each of their respective officers, directors, employees, independent contractors, agents, attorneys, insurers, heirs, successors and assigns, from any and all claims, demands or causes of action of any kind, nature or description whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which NewSight has had, now or has or has made claim to have against any such party for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this letter, whether such claims, demands, and causes of action are matured or unmatured, known or unknown, except that NewSight does not release WRT from performance of its obligations under this letter.
     (b) WRT acting on behalf of itself, its officers, directors, employees, independent contractors, agents, insurers, heirs, successors, and assigns, does hereby release, acquit, forever discharge NewSight and its affiliates and owners, and each of their respective officers, directors, employees, independent contractors, agents, attorneys, insurers, heirs, successors and assigns, from any and all claims, demands or causes of action of any kind, nature or description whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which WRT has had, now or has or has made claim to have against any such party for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this letter, whether such claims, demands, and causes of action are matured or unmatured, known or unknown, except that WRT does not release NewSight from payment and performance of the obligations of NewSight set forth in this letter, including, without limitation, the indemnity obligation set forth in paragraph 5 above.
Eleventh: Governing Law
This Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota.
Twelfth: Entire Agreement
This Agreement contain the entire agreement between the parties hereto with respect to the transactions contemplated herein, and shall be binding upon the parties hereto an their respective legal representatives, successors, and assigns.
Thirteenth: Counterparts
This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties, and all of which shall be construed together as but a single instrument.
Fourteenth: WRT Disclosures
     The parties acknowledges that WRT is a publicly traded company with obligations to make filings with the SEC and to keep its shareholders reasonably informed with respect to business developments. Each party agrees that, to the extent required to be disclosed under applicable law, WRT may discuss or disclose developments with respect to compliance with or default of its obligations under this Agreement.

Fifteenth: Miscellaneous
     (a) If any provision of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provision hereof are severable.
     (b) This Agreement shall not be construed more strictly against one party than against the other by virtue of the fact that it may have been drafted or prepared by counsel for one of the parties, it being recognized that all parties have contributed substantially and materially to the preparation of this Agreement.
Dated: August 21, 2008
Very truly yours,
WIRELESS RONIN TECHNOLOGIES, INC.
/s/ Jeffrey C. Mack
Jeffrey C. Mack
Chairman of the Board, President and
Chief Executive Officer
The foregoing is hereby
agreed to and accepted:
NEWSIGHT CORPORATION

By: /s/ Robert K. Stewart
Title: Chief Financial Officer
Signature page to Turnover and Surrender
Agreement dated August 21, 2008

EXHIBIT A
     (a) All now existing or hereafter acquired video screens, display monitors and media players and all other equipment suitable for digital signage displays previously or hereafter sold, leased or provided to Debtor by WRT, including, without limitation, all such equipment now or hereafter located in the Fashion Square Mall and Asheville Mall or any premises owned or leased by Meijer, Inc. (together with any affiliate or subsidiary entity, “Meijer”), and all related hardware and all software and parts used in connection with the operation of any such video screen display monitors and other related equipment, together with all replacements thereto (collectively, the “Equipment”); and
     (b) To the extent not otherwise described in subparagraph (a) above, all hardware and software used or provided in connection with the digital signage network maintained by Debtor and operated on premises owned, leased or operated to Meijer (the “Other Equipment”); and
     (c) All cash or non cash proceeds of the sale or other disposition of any of the foregoing, including without limitation insurance proceeds (collectively “Proceeds”).
The parties acknowledge and agree that the Collateral does not include any of the “Excluded Collateral.”

EXHIBIT B
BILL OF SALE
     NewSight Corporation (“NewSight”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants, bargains, sells, assigns, transfers, conveys and delivers to Wireless Ronin Technologies, Inc. (“WRT”), its successors and assigns, the Collateral as defined in the Turnover and Surrender Agreement executed between NewSight and WRT as of even date herewith (the “Turnover and Surrender Agreement”), except that the transfer herein does not include (a) any Excluded Collateral, as defined in the Turnover and Surrender Agreement, or (b) the equipment otherwise constituting Collateral that is presently installed at the facilities operated by CBL Associates at the Ashville Mall in Ashville, North Carolina, and the Fashion Mall in Saginaw, Michigan.
     Except as provided in the Turnover and Surrender Agreement, WRT is accepting the Collateral “as is” and “where is,” and NewSight disclaims all representations, warranties and undertakings regarding the Collateral, including, without limitation, representations or warranties regarding their condition, implied representations or warranties of merchantability, representations or warranties of their fitness for a particular purpose, representations or warranties regarding the operation of a business using the Collateral, or representations and warranties regarding title to the Collateral (except as expressly provided in the Turnover and Surrender Agreement).
     NewSight shall execute and deliver such further instruments of sale, conveyance, transfer and assignment and take such other actions reasonably requested by WRT in order to more effectively grant, bargain, sell, assign, transfer, convey and deliver to WRT, or a subsequent purchaser or assignee, all rights, title and interest to the Collateral in accordance with this Bill of Sale.
     IN WITNESS WHEREOF, NewSight has executed this Bill of Sale this ___day of August, 2008.
NEWSIGHT CORPORATION
By:
Its: